Exhibit 99
Investor Contact: Ken Cooper – 952-229-7427 or ir@lifetimefitness.com
Media Contact: Jason Thunstrom – 952-229-7435 or jthunstrom@lifetimefitness.com
FOR IMMEDIATE RELEASE
LIFE TIME FITNESS ANNOUNCES FIRST QUARTER 2006 FINANCIAL RESULTS
Company Reports Revenue Growth of 29.2% and Net Income Growth of 28.5%
EDEN PRAIRIE, Minn. (April 27, 2006) – Life Time Fitness, Inc. (NYSE: LTM), a national operator of distinctive and large health and fitness centers, today reported its operating results for the first quarter ended March 31, 2006.
     First quarter 2006 revenue grew 29.2% to $115.4 million from $89.3 million during the same period last year. Net income during the quarter grew 28.5% to $10.4 million, or $0.28 per diluted share. This compares to net income of $8.1 million, or $0.23 per diluted share, for 1Q 2005.
     “We are pleased with our first quarter 2006 performance, which was driven by continued focus and execution on our fundamental growth strategies,” said Bahram Akradi, Life Time Fitness chairman and chief executive officer. “During the quarter, we continued our expansion efforts with openings in Columbia, Maryland and Minnetonka, Minnesota. We closed the quarter with a total of 48 open centers in nine states and have commenced construction on the six additional new centers we plan to open this year. Total memberships grew 17.9%, ending with more than 383,000. We also are pleased with our in-center revenue growth of 42.6%, which was driven primarily by membership ramp, targeted marketing programs, and new products and services.”
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Life Time Fitness First Quarter 2006 Results – Page 2
Three Months Ended March 31, 2006, Financial Highlights:
Total revenue for the first quarter grew 29.2% to $115.4 million, driven primarily by growth in membership dues and in-center revenue.

(Period-over-period growth)		1Q 2006 vs. 1Q 2005
•	Membership dues	25.3%
•	Enrollment fees	8.5%
•	In-center revenue	42.6%

•	Same-center revenue	7.7%
•	Average center revenue / membership	$313 – up 8.1%
•	Average in-center revenue / membership	$89 — up 19.0%
Total operating expenses during 1Q 2006 totaled $94.3 million compared to $72.0 million for 1Q 2005, driven primarily by increased expenses to support new centers, membership growth and presale activities. Share-based compensation expense, including stock option expense from the adoption of FAS 123R and restricted stock expense, totaled $1.2 million for the quarter. Operating margin was 18.3% for 1Q 2006, down from 19.4% in the prior-year period. Excluding share-based compensation expense, operating margin was 19.4% for 1Q 2006.

(Expense as a percent of total revenue)		1Q 2006 vs. 1Q 2005
•	Center operations (including $0.4 million of share-based compensation expense in 1Q 2006)	56.4% vs. 55.5%
•	Advertising and marketing	5.1% vs. 4.8%
•	General and administrative (including $0.8 million of share-based compensation expense in 1Q 2006)	7.6% vs. 7.3%
•	Other operating	2.6% vs. 3.3%
•	Depreciation and amortization	10.0% vs. 9.8%
Net income during 1Q 2006 grew 28.5% to $10.4 million from $8.1 million in 1Q 2005, driven by continued top-line growth, efficient use of capital and a lower effective tax rate. Net income margin for 1Q 2006 was 9.0%, down slightly from 9.1% in the prior-year period.
EBITDA for 1Q 2006 grew 25.1% to $32.9 million from $26.3 million in 1Q 2005. As a percentage of total revenue, EBITDA was 28.5% in 1Q 2006, compared to 29.5% in 1Q 2005.
Cash flows from operations for the first quarter grew 35.2% to $33.8 million from $25.0 million in the prior-year period.
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Life Time Fitness First Quarter 2006 Results – Page 3
Weighted average fully diluted shares for 1Q 2006 totaled 37.0 million compared to 35.9 million shares in 1Q 2005.
Updated 2006 Business Outlook:
The following statements are based on the Company’s current expectations for fiscal year 2006 compared to previously stated expectations and subject to the risks and uncertainties described below:
•	Total revenue is expected to be $480-$488 million (approximately 23-25% growth), up from $475-485 million (or 22-24% growth), driven by new center growth, membership ramp at new and existing centers, and in-center revenue growth.
•	Net income (excluding share-based compensation expense) is expected to be $51.2-$51.8 million (approximately 24-26% growth), up from $50.7-$51.3 million (or 23-25% growth), driven by our growth strategies. Including share-based compensation expense, net income is expected to be $46.7-$47.3 million, up from $46.2-$46.8 million.
•	Diluted earnings per common share (excluding share-based compensation expense) is expected to be $1.38-$1.40 (approximately 22-24% growth), up from $1.37-$1.39 (or 21-23% growth), driven by net income growth. Including share-based compensation expense, diluted earnings per common share is expected to be $1.26-$1.28, up from $1.25-$1.27.
     As announced on April 17, 2006, the Company will hold a conference call today at 10:00 a.m. Eastern time to discuss its first quarter 2006 results. Bahram Akradi, chairman and chief executive officer, and Michael Robinson, executive vice president and chief financial officer, will host the conference call. The conference call will be Web cast and may be accessed via the Company’s Investor Relations section of its Web site at www.lifetimefitness.com. A replay of the call will be available via the Company’s Web site beginning at 1:00 p.m. Eastern time on April 27, 2006.
About Life Time Fitness, Inc.
     Life Time Fitness, Inc. (NYSE: LTM) operates distinctive and large sports and athletic, professional fitness, family recreation and resort/spa centers. As of April 27, 2006, the Company operated 48 centers in nine states, including Arizona, Illinois, Indiana, Maryland, Michigan, Minnesota, Ohio, Texas and Virginia. The Company also provides consumers with personal training consultation, full-service spas and cafés, corporate wellness programs, health and nutrition education, the healthy lifestyle magazine — Experience Life, athletic events, and nutritional products and supplements. Life Time Fitness is headquartered in Eden Prairie, Minnesota (www.lifetimefitness.com). LIFE TIME FITNESS, the LIFE TIME FITNESS logo, and EXPERIENCE LIFE are registered trademarks of Life Time Fitness, Inc. All other trademarks or registered trademarks are the property of their respective owners.
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Life Time Fitness First Quarter 2006 Results – Page 4
Risks & Uncertainties
     Certain information contained in this press release, which does not relate to historical financial information, including the business outlook, may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause the Company’s actual results in the future to differ materially from its historical results and those presently anticipated or projected. The Company wishes to caution investors not to place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update such statement to reflect events or circumstances arising after such date. Among these factors are identifying and acquiring suitable sites for new centers, opening new centers, attracting and retaining members and other factors set forth in the Company’s filings with the Securities and Exchange Commission. Diluted earnings per share could also be affected by the number of shares outstanding, which depends on factors such as the number of shares issued upon exercise of stock options and future grants of awards pursuant to equity-based incentive plans.
     All remarks made during the Company’s financial results conference call will be current at the time of the call and the Company undertakes no obligation to update the replay.
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LIFE TIME FITNESS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2006	December 31, 2005
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,548	$4,680
Accounts receivable, net	1,661	4,267
Inventories	6,009	5,669
Prepaid expenses and other current assets	9,514	7,187
Deferred membership origination costs	10,745	10,082
Income tax receivable	2,134	3,510

Total current assets	32,611	35,395
PROPERTY AND EQUIPMENT, net	695,771	661,371
RESTRICTED CASH	2,809	3,915
DEFERRED MEMBERSHIP ORIGINATION COSTS	9,259	8,410
OTHER ASSETS	14,660	14,369

TOTAL ASSETS	$755,110	$723,460

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$15,888	$14,447
Accounts payable	7,151	9,964
Construction accounts payable	23,989	25,811
Accrued expenses	35,641	27,862
Deferred revenue	26,105	23,434

Total current liabilities	108,774	101,518
LONG-TERM DEBT, net of current portion	257,124	258,835
DEFERRED RENT LIABILITY	5,642	5,492
DEFERRED INCOME TAXES	35,503	35,419
DEFERRED REVENUE	15,957	14,352

Total liabilities	423,000	415,616

SHAREHOLDERS’ EQUITY
Common stock	723	712
Additional paid-in capital	241,740	228,132
Deferred compensation	(2,090)	(2,306)
Retained earnings	91,737	81,306

Total shareholders’ equity	332,110	307,844

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$755,110	$723,460

LIFE TIME FITNESS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share data)
(Unaudited)

	For the
	Three Months Ended
	March 31,
	2006	2005
REVENUE:
Membership dues	$75,799	$60,477
Enrollment fees	5,083	4,684
In-center revenue	32,334	22,674

Total center revenue	113,216	87,835
Other revenue	2,209	1,493

Total revenue	115,425	89,328
OPERATING EXPENSES:
Center operations (including $388 and $0 related to share-based compensation expense, respectively)	65,093	49,571
Advertising and marketing	5,839	4,292
General and administrative (including $822 and $28 related to share-based compensation expense, respectively)	8,815	6,490
Other operating	2,987	2,938
Depreciation and amortization	11,519	8,734

Total operating expenses	94,253	72,025

Income from operations	21,172	17,303
OTHER INCOME (EXPENSE):
Interest expense, net	(4,117)	(3,826)
Equity in earnings of affiliate	243	287

Total other income (expense)	(3,874)	(3,539)

INCOME BEFORE INCOME TAXES	17,298	13,764
PROVISION FOR INCOME TAXES	6,865	5,643

NET INCOME	$10,433	$8,121

BASIC EARNINGS PER COMMON SHARE	$0.29	$0.24

DILUTED EARNINGS PER COMMON SHARE	$0.28	$0.23

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – BASIC	35,701	33,824

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – DILUTED	36,971	35,928

LIFE TIME FITNESS, INC.
CONSOLIDATING STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the
	Three Months Ended
	March 31,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$10,433	$8,121
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,519	8,734
Deferred income taxes	85	(1,440)
Loss on disposal of property, net	196	286
Amortization of deferred financing costs	159	291
Share-based compensation	1,210	28
Tax benefit from exercise of stock options	—	479
Excess tax benefit from stock options	(5,331)	—
Changes in operating assets and liabilities	15,478	8,438
Other	64	64

Net cash provided by operating activities	33,813	25,001

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(47,673)	(36,995)
Decrease in construction accounts payable	(1,147)	(194)
Proceeds from sale of property and equipment	20	3,772
Increase in other assets	(455)	(539)
Decrease in restricted cash	1,106	792

Net cash used in investing activities	(48,149)	(33,164)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term borrowings	—	50,328
Repayments on long-term borrowings	(3,656)	(48,904)
Proceeds from revolving credit facility, net	3,400	—
Excess tax benefit from stock options	5,331	—
Proceeds from exercise of stock options	7,129	577

Net cash used in financing activities	12,204	2,001

DECREASE IN CASH AND CASH EQUIVALENTS	(2,132)	(6,162)
CASH AND CASH EQUIVALENTS — Beginning of period	4,680	10,211

CASH AND CASH EQUIVALENTS — End of period	$2,548	$4,049

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash payments for interest, net of capitalized interest	$4,558	$4,147

Cash payments for income taxes	$74	$115

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Issuance of restricted stock	$100	$142

Non-GAAP Financial Measures
     This release contains three non-GAAP disclosures. The first is EBITDA, which consists of net income plus interest expense, net, provision for income taxes and depreciation and amortization. This term, as the Company defines it, may not be comparable to a similarly titled measure used by other companies and is not a measure of performance presented in accordance with GAAP. The Company uses EBITDA as a measure of operating performance. The funds depicted by EBITDA are not necessarily available for discretionary use if they are reserved for particular capital purposes, to maintain compliance with debt covenants, to service debt or to pay taxes. EBITDA should not be considered as a substitute for net income, cash flows provided by operating activities or other income or cash flow data prepared in accordance with GAAP. The second is guidance concerning diluted earnings per share, excluding the impact of share-based compensation expense. The third is operating margins excluding the impact of share-based compensation expense. Additional details related to these non-GAAP disclosures are provided in the Form 8-K that the Company filed with the Securities and Exchange Commission on the date of this press release.
     The following tables provide reconciliations of these non-GAAP measures to the most directly comparable GAAP measures:
RECONCILIATION OF NET INCOME TO EARNINGS BEFORE INTEREST,
INCOME TAXES AND DEPRECIATION AND AMORTIZATION
(In thousands)
(Unaudited)

	For the
	Three Months Ended
	March 31,
	2006	2005
Net income	$10,433	$8,121
Interest expense, net	4,117	3,826
Provision for income taxes	6,865	5,643
Depreciation and amortization	11,519	8,734

EBITDA	$32,934	$26,324

RECONCILIATION OF THE IMPACT OF SHARE-BASED COMPENSATION EXPENSE
ON 2006 EARNINGS GUIDANCE
(In thousands except per common share data)
(Unaudited)

	GUIDANCE
	Fiscal 2006 - Estimated Range
	Low	High
Net Income
Estimated net income for fiscal 2006	$46,700	$47,300
Estimated impact of share-based compensation expense in fiscal 2006 for time-vesting options and restricted shares	3,400	3,400
Estimated impact of share-based compensation expense in fiscal 2006 for market condition vesting of initial public offering options [1]	1,100	1,100

Estimated net income for fiscal 2006, excluding the impact of estimated share-based compensation expense	$51,200	$51,800

Diluted Earnings per Common Share
Estimated diluted earnings per common share for fiscal 2006	$1.26	$1.28
Estimated impact of share-based compensation expense in fiscal 2006 for time- vesting options and restricted shares	0.09	0.09
Estimated impact of share-based compensation expense in fiscal 2006 for market condition vesting of initial public offering options [1]	0.03	0.03

Estimated diluted earnings per common share for fiscal 2006, excluding the impact of estimated share-based compensation expense	$1.38	$1.40

[1] In connection with the Company’s initial public offering, the Company granted options to certain members of senior management, which have a market condition vesting component. At March 31, 2006, approximately 40% of these options remain unvested. Approximately half of these unvested options vested in early April 2006, when the Company’s stock price remained above $40 per share for sixty consecutive days. The balance of these unvested options will vest when the Company’s stock price remains above $45 per share for sixty consecutive days. If the market condition vesting criteria are achieved in fiscal 2006, the share-based compensation expense identified above will be recognized in fiscal 2006.
RECONCILIATION OF THE IMPACT OF SHARE-BASED COMPENSATION EXPENSE
ON OPERATING MARGINS
(In thousands except percentages)
(Unaudited)

	1Q 2006	1Q 2005
Income from operations	$21,172	$17,303
Add back share-based compensation expense	1,210	28

Income from operations excluding share-based compensation expense	$22,382	$17,331

Operating margin	18.3%	19.4%
Operating margin excluding share-based compensation expense as % of total revenue	19.4%	19.4%